FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2013

Fourth Quarter Marks Third Consecutive Quarter of Improved Performance

Natick, Mass. (February 4, 2014) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.838 billion during the fourth quarter ended December 31, 2013. This represents 5 percent operational revenue growth (constant currency basis, excluding divested businesses) and 1 percent revenue growth on a reported basis, all compared to the prior year period. The company also delivered adjusted earnings per share of $0.21 in the period, compared to $0.18 a year ago, and GAAP earnings per share during the period of $0.08, compared to $0.04 a year ago.

“I am pleased with our results for the quarter and our return to operational revenue growth for the full year 2013,” stated Mike Mahoney, president and chief executive officer, Boston Scientific Corporation. “This marks our third consecutive quarter of accelerated operational revenue growth and we look forward to continued improvement of our annual sales and earnings performance in 2014.”

Full year financial results:

•	Achieved full year sales of $7.143 billion, representing 2 percent operational revenue growth and 1 percent revenue decline on a reported basis.

•	Delivered full year adjusted EPS of $0.73, compared to $0.66 in 2012, and reported a GAAP loss of ($0.09) per share, compared to a GAAP loss of ($2.89) per share in the prior year period.

•	Generated operating cash flow of $1.078 billion and used $500 million to repurchase shares under the company’s existing share repurchase authorization, for a total of 51.4 million shares in 2013.

Fourth quarter financial results and recent developments:

•	Achieved fourth quarter sales of $1.838 billion, representing 5 percent operational revenue growth and 1 percent revenue growth on a reported basis, all compared to the prior year period.

•
Delivered adjusted earnings per share of $0.21 compared to the company's guidance range of $0.18 to $0.20, and GAAP earnings of $0.08 per share compared to the company’s guidance range of $0.04 to $0.08 per share.

•	Generated operating cash flow of $268 million and used $225 million to repurchase approximately 19 million shares under the company’s existing share repurchase authorization.

•
Achieved revenue growth of 33 percent in Neuromodulation, the second consecutive quarter of growth in excess of 30 percent, driving the MedSurg division to 12 percent revenue growth, all on a constant currency basis over the prior year period.

•	Continued to improve performance in the company’s Cardiac Rhythm Management business, achieving revenue growth of 3 percent versus the prior year period on a constant currency basis.

•	Achieved year-over-year revenue growth of 18 percent in Emerging Markets, representing 9 percent of total company sales, all on a constant currency basis.

•	Completed the acquisition of the electrophysiology business of C.R. Bard, Inc.

•	Reported FDA Advisory Panel voted 13-1 that the benefits of the WATCHMAN® Left Atrial Appendage Closure device outweigh the risks.

•	Secured FDA approval and launched the Promus PREMIERTM Everolimus-Eluting Platinum Chromium Coronary Stent System in the U.S.

•	Announced CE Mark approval and first commercial implants of its X4 line of quadripolar CRT-D systems, including the AUTOGEN™ X4 and suite of ACUITY™ X4 quadripolar leads.

•
Received CE Mark for Lotus™ Valve System, the company’s TAVR device that offers precise positioning and placement; met primary performance endpoint in REPRISE II Trial, demonstrating successful deployment with no severe paravalvular regurgitation at 30 days.

Worldwide sales for the fourth quarter:

	Three Months Ended
	December 31,		% Change
in millions	2013	2012	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis

Interventional Cardiology	$500	$534	(6)%	$(17)	(3)%	(3)%
Peripheral Interventions	205	199	3%	(7)	(4)%	7%
Cardiovascular	705	733	(4)%	(24)	(3)%	0%
Cardiac Rhythm Management	468	457	2%	(2)	(1)%	3%
Electrophysiology	50	38	33%	(1)	(2)%	35%
Rhythm Management	518	495	5%	(3)	(1)%	5%
Endoscopy	343	329	4%	(11)	(3)%	8%
Urology/Women's Health	132	130	2%	(4)	(3)%	5%
Neuromodulation	138	104	32%	—	(1)%	33%
MedSurg	613	563	9%	(15)	(3)%	12%

Subtotal Core Businesses	1,836	1,791	3%	(42)	(2)%	5%

Divested Businesses	2	30	(93)%	—	0%	(93)%

Worldwide Net Sales	$1,838	$1,821	1%	$(42)	(2)%	3%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the fourth quarter of 2013 was $108 million, or $0.08 per share. These results included acquisition and divestiture-, litigation- and restructuring-related charges, discrete tax items, and amortization expense, of $182 million (after-tax) or $0.13 per share. Adjusted net income for the fourth quarter of 2013, excluding these net charges, was $290 million, or $0.21 per share.

On a consolidated GAAP basis, net income for the fourth quarter of 2012 was $60 million, or $0.04 per share. These results included acquisition and divestiture-related net credits, litigation- and restructuring-related charges, and amortization expense, of $192 million (after-tax) or $0.14 per share. Adjusted net income for the fourth quarter of 2012, excluding these net charges, was $252 million, or $0.18 per share.

Worldwide sales for the full year:

	Twelve Months Ended
	December 31,		% Change
in millions	2013	2012	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis

Interventional Cardiology	$1,997	$2,179	(8)%	$(58)	(3)%	(6)%
Peripheral Interventions	789	774	2%	(28)	(4)%	6%
Cardiovascular	2,786	2,953	(6)%	(86)	(3)%	(3)%
Cardiac Rhythm Management	1,886	1,908	(1)%	(14)	(1)%	0%
Electrophysiology	155	147	5%	(2)	(1)%	7%
Rhythm Management	2,041	2,055	(1)%	(16)	(1)%	0%
Endoscopy	1,300	1,252	4%	(41)	(3)%	7%
Urology/Women's Health	505	500	1%	(12)	(2)%	3%
Neuromodulation	453	367	23%	(1)	0%	24%
MedSurg	2,258	2,119	7%	(54)	(3)%	9%

Subtotal Core Businesses	7,085	7,127	(1)%	(156)	(2)%	2%

Divested Businesses	58	122	(52)%	—	(1)%	(52)%

Worldwide Net Sales	$7,143	$7,249	(1)%	$(156)	(2)%	1%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the full year 2013 was $121 million, or ($0.09) per share. These results included goodwill and other intangible asset impairment charges, acquisition and divestiture-, restructuring- and litigation-related charges, discrete tax items and amortization and debt extinguishment expenses, of $1.112 billion (after-tax) or $0.82 per share. Adjusted net income for the full year 2013, excluding these net charges, was $991 million, or $0.73 per share.

On a consolidated GAAP basis, net loss for the full year 2012 was $4.068 billion, or ($2.89) per share. These results included goodwill and other intangible asset impairment charges, acquisition and divestiture- related net credits, restructuring- and litigation-related charges, discrete tax items and amortization expense, of $5.001 billion (after-tax) or $3.55 per share. Adjusted net income for the full year 2012, excluding these net charges, was $933 million, or $0.66 per share.

Guidance for Full Year and First Quarter 2014

The company estimates revenue for the full year 2014 to be in a range of $7.300 to $7.500 billion, which represents growth in a range of 2 to 5 percent on a reported basis and 3 to 5 percent on an operational basis. The company estimates income on a GAAP basis in a range of $0.35 to $0.40 per share, and adjusted earnings, excluding acquisition and divestiture- and restructuring-related charges and amortization expense, in a range of $0.75 to $0.80 per share.

The company estimates sales for the first quarter of 2014 in a range of $1.755 to $1.805 billion. The company estimates earnings on a GAAP basis in a range of $0.06 to $0.08 per share. Adjusted earnings, excluding acquisition and divestiture- and restructuring-related charges and amortization expense, are estimated in a range of $0.16 to $0.18 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 30 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the first quarter and full year 2014; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Denise Kaigler
508-650-8330 (office)
Corporate Affairs & Communications
Boston Scientific Corporation
denise.kaigler@bsci.com

Investors:	Susan Lisa, CFA
508-652-5345 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
in millions, except per share data	2013	2012	2013	2012

Net sales	$1,838	$1,821	$7,143	$7,249
Cost of products sold	555	583	2,174	2,349
Gross profit	1,283	1,238	4,969	4,900

Operating expenses:
Selling, general and administrative expenses	724	639	2,674	2,535
Research and development expenses	216	239	861	886
Royalty expense	24	28	140	153
Amortization expense	106	101	410	395
Goodwill impairment charge	—	—	423	4,350
Intangible asset impairment charges	—	—	53	142
Contingent consideration expense (benefit)	22	4	4	(6)
Restructuring charges	46	43	101	136
Divestiture-related charges (gains)	3	(4)	(38)	(15)
Litigation-related charges	15	73	221	192
	1,156	1,123	4,849	8,768
Operating income (loss)	127	115	120	(3,868)

Other income (expense):
Interest expense	(58)	(64)	(324)	(261)
Other, net	(10)	(1)	(19)	22
Income (loss) before income taxes	59	50	(223)	(4,107)
Income tax expense (benefit)	(49)	(10)	(102)	(39)
Net income (loss)	$108	$60	$(121)	$(4,068)

Net income (loss) per common share - basic	$0.08	$0.04	$(0.09)	$(2.89)
Net income (loss) per common share - assuming dilution	$0.08	$0.04	$(0.09)	$(2.89)

Weighted-average shares outstanding
Basic	1,329.2	1,365.9	1,341.2	1,406.7
Assuming dilution	1,355.6	1,375.0	1,341.2	1,406.7

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
in millions, except share data	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$217	$207
Trade accounts receivable, net	1,307	1,217
Inventories	897	884
Deferred income taxes	451	433
Prepaid expenses and other current assets	301	281
Total current assets	3,173	3,022

Property, plant and equipment, net	1,546	1,564
Goodwill	5,693	5,973
Other intangible assets, net	5,950	6,289
Other long-term assets	372	306
	$16,734	$17,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$3	$4
Accounts payable	246	232
Accrued expenses	1,348	1,284
Other current liabilities	227	252
Total current liabilities	1,824	1,772

Long-term debt	4,237	4,252
Deferred income taxes	1,564	1,713
Other long-term liabilities	2,570	2,547

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares - issued 1,560,302,634 shares as of December 31,
2013 and 1,542,347,188 shares as of December 31, 2012	16	15
Treasury stock, at cost - 238,006,570 shares as of December 31,
2013 and 186,635,532 shares as of December 31, 2012	(1,592)	(1,092)
Additional paid-in capital	16,579	16,429
Accumulated deficit	(8,570)	(8,449)
Accumulated other comprehensive income (loss), net of tax	106	(33)
Total stockholders' equity	6,539	6,870
	$16,734	$17,154

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$59	$49	$108	$0.08
Non-GAAP adjustments:
Acquisition and divestiture- related net charges	42	(5)	37	0.01
Restructuring and restructuring-related net charges (b)	53	(16)	37	0.03
Litigation-related net charges	15	(5)	10	0.01
Amortization expense	106	(2)	104	0.08
Discrete tax items	—	(6)	(6)	0.00
Adjusted net income	$275	$15	$290	$0.21

	Three Months Ended December 31, 2012
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$50	$10	$60	$0.04
Non-GAAP adjustments:
Acquisition and divestiture- related net credits	—	(1)	(1)	0.00
Restructuring-related charges (c)	52	(5)	47	0.04
Litigation-related charges	73	(27)	46	0.03
Amortization expense	101	(1)	100	0.07
Adjusted net income	$276	$(24)	$252	$0.18

(a) - Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the three months ended December 31, 2013, pre-tax restructuring charges were $46 million and pre-tax restructuring-related charges were $7 million recorded in selling, general and administrative expenses.

(c) In the three months ended December 31, 2012, pre-tax restructuring charges were $43 million and pre-tax restructuring-related charges were $9 million, of which $1 million was recorded in cost of products sold and $8 million was recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(223)	$102	$(121)	$(0.09)
Non-GAAP adjustments:
Goodwill and other intangible asset impairment charges	476	(8)	468	0.35	*
Acquisition and divestiture- related net charges	1	3	4	0.00	*
Restructuring and restructuring-related net charges (b)	124	(36)	88	0.07	*
Litigation-related charges	221	(72)	149	0.11	*
Debt extinguishment charges	70	(26)	44	0.03	*
Amortization expense	410	(44)	366	0.27	*
Discrete tax items	—	(7)	(7)	(0.01)	*
Adjusted net income	$1,079	$(88)	$991	$0.73

	Year Ended December 31, 2012
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(4,107)	$39	$(4,068)	$(2.89)
Non-GAAP adjustments:
Goodwill and other intangible asset impairment charges	4,492	(46)	4,446	3.15	**
Acquisition and divestiture- related net credits	(50)	14	(36)	(0.02)	**
Restructuring-related charges (c)	160	(38)	122	0.09	**
Litigation-related charges	192	(74)	118	0.08	**
Amortization expense	395	(46)	349	0.25	**
Discrete tax items	—	2	2	0.00	**
Adjusted net income	$1,082	$(149)	$933	$0.66

* Assumes dilution of 19.5 million shares for the twelve months ended December 31, 2013 for all or a portion of these non-GAAP adjustments.
** Assumes dilution of 7.7 million shares for the twelve months ended December 31, 2012 for all or a portion of these non-GAAP adjustments.
(a) - Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the twelve months ended December 31, 2013, pre-tax restructuring charges were $101 million and pre-tax restructuring-related charges were $23 million recorded in selling, general and administrative expenses.

(c) In the twelve months ended December 31, 2012, pre-tax restructuring charges were $136 million and pre-tax restructuring-related charges were $24 million, of which $8 million was recorded in cost of products sold and $16 million was recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Year Ended
SEGMENT NET SALES*	December 31,			December 31,
in millions	2013	2012**	Change	2013	2012**	Change

Interventional Cardiology	$517	$534	(3)%	$2,055	$2,179	(6)%
Peripheral Interventions	210	197	7%	812	769	6%
Cardiovascular	727	731	0%	2,867	2,948	(3)%

Cardiac Rhythm Management	475	462	3%	1,919	1,927	0%
Electrophysiology	51	38	35%	157	147	7%
Rhythm Management	526	500	5%	2,076	2,074	0%

Endoscopy	352	327	8%	1,331	1,242	7%
Urology/Women's Health	135	129	5%	513	496	3%
Neuromodulation	138	104	33%	454	367	24%
MedSurg	625	560	12%	2,298	2,105	9%

Subtotal Core Businesses	1,878	1,791	5%	7,241	7,127	2%

Divested Businesses	2	30	(93)%	58	122	(52)%
Foreign Currency	(42)	(1)	N/A	(156)	—	N/A

Worldwide Net Sales	$1,838	$1,820	3%	$7,143	$7,249	1%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*		Three Months Ended		Year Ended
		December 31,		December 31,
in millions		2013	2012**	2013	2012**

Segment operating income
Cardiovascular		$162	$178	$710	$739
Rhythm Management		40	24	232	242
MedSurg		203	185	724	637
Operating income allocated to reportable segments		405	387	1,666	1,618
Corporate expenses and currency exchange		(63)	(46)	(315)	(258)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits		(109)	(125)	(821)	(4,833)
Amortization expense		(106)	(101)	(410)	(395)
Operating income (loss)		$127	$115	$120	$(3,868)

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuations. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related charges and credits; debt extinguishment charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

** We have restated prior year information to conform to current year presentation.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended December 31

in millions	U.S.		International		Worldwide
	Q4 2013	Q4 2012	Q4 2013	Q4 2012	Q4 2013	Q4 2012
Defibrillator systems	$204	$204	$129	$126	$333	$330
Pacemaker systems	65	61	70	66	135	127
Total CRM products	$269	$265	$199	$192	$468	$457

in millions	U.S.		International		Worldwide
	Q4 2013	Q4 2012	Q4 2013	Q4 2012	Q4 2013	Q4 2012
Drug-eluting stent systems	$108	$118	$164	$194	$272	$312
Bare-metal stent systems	4	6	11	15	15	21
Total Coronary Stent Systems	$112	$124	$175	$209	$287	$333

Year Ended December 31

in millions	U.S.		International		Worldwide
	YTD 2013	YTD 2012	YTD 2013	YTD 2012	YTD 2013	YTD 2012
Defibrillator systems	$850	$858	$505	$521	$1,355	$1,379
Pacemaker systems	267	256	264	273	531	529
Total CRM products	$1,117	$1,114	$769	$794	$1,886	$1,908

in millions	U.S.		International		Worldwide
	YTD 2013	YTD 2012	YTD 2013	YTD 2012	YTD 2013	YTD 2012
Drug-eluting stent systems	$448	$557	$665	$720	$1,113	$1,277
Bare-metal stent systems	19	24	45	62	64	86
Total Coronary Stent Systems	$467	$581	$710	$782	$1,177	$1,363

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
EMERGING MARKETS* NET SALES
(Unaudited)

Q4 2013 Emerging Markets Net Sales as compared to Q4 2012
			Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	14%	18%	(4)%
Percentage of total company sales	8%	9%	(1)%

*We define Emerging Markets as including certain developing countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities.  Currently, we include 20 countries, in which we are seeking to expand our presence and strengthen relationships in order to grow net sales and market share.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q1 and Full Year 2014 EPS Guidance

	Q1 2014 Estimate		Full Year 2014 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.06	$0.08	$0.35	$0.40

Estimated acquisition and divestiture-related net charges	0.01	0.01	0.06	0.06
Estimated restructuring-related charges	0.02	0.02	0.06	0.06
Estimated amortization expense	0.07	0.07	0.28	0.28

Adjusted results	$0.16	$0.18	$0.75	$0.80

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measure that excludes sales from divested businesses is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income, adjusted net income per share, and revenue growth rates that exclude certain amounts, such as sales from divested businesses and/or the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-

making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and twelve months ended December 31, 2013 and 2012, and for the forecasted three month period ending March 31, 2014 and full year ending December 31, 2014, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - This amount represents (a) a non-cash write-down of our goodwill balance attributable to our global Cardiac Rhythm Management reporting unit in the first quarter of 2013; (b) non-cash write-downs of certain intangible asset balances in the second quarter of 2013; (c) a non-cash write-down of our goodwill balance attributable to our former U.S. Cardiac Rhythm Management reporting unit in the third quarter of 2012; (d) a non-cash write-down of our goodwill balance attributable to our former Europe, Middle East and Africa (EMEA) reporting unit in the second quarter of 2012; and (e) non-cash write-downs of certain intangible asset balances in the second and third quarters of 2012. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition and divestiture-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) due diligence, other fees and exit costs; and (c) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of on-going operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program and 2011 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.450 billion of debt during the third quarter of 2013. These adjustments are not expected to recur and do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the covenants included in our credit facility agreement. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses and/or Changes in Foreign Currency Exchange Rates

Sales from divested businesses and/or changes in foreign currency exchange rates - Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of on-going operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of sales from divested businesses and/or changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income, adjusted net income per share and revenue growth rates that exclude certain amounts, such as the sales from divested businesses and/or the impact of changes in foreign currency exchange rates, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.